Exhibit 16.1

December 6, 2021

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re: HI GREAT GROUP HOLDING COMPANY

Ladies and Gentlemen:

We have read the statements under item 4.01 in the Form 8-K dated November 19, 2021, of HI GREAT GROUP HOLDING COMPANY. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm in the Form 8-K.

Respectfully submitted,

/s/ Michael Gillespie & Associates, PLLC

Seattle, Washington

December 6, 2021